As filed with the Securities and Exchange Commission on January 30, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Nasdaq Stock Market, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-1165937
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(212) 401-8700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward S. Knight

Executive Vice President and General Counsel

The Nasdaq Stock Market, Inc.

One Liberty Plaza

New York, NY 10006

(212) 401-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric J. Friedman

Richard L. Muglia

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities, Preferred Stock, Warrants, Common Stock (4)	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price or number of debt securities, preferred stock, warrants and common stock of The Nasdaq Stock Market, Inc. is being registered as may from time to time be issued at indeterminate prices.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant or from one or more underwriters, dealers or agents.

PROSPECTUS

THE NASDAQ STOCK MARKET, INC.

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our common stock; and

•	warrants to purchase debt or equity securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is quoted on the Nasdaq National Market under the trading symbol “NDAQ.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Nasdaq,” “we,” “our,” or “us” refer to The Nasdaq Stock Market, Inc., and its direct and indirect subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities, preferred stock, common stock and warrants, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market under the trading symbol “NDAQ.”

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2004, which we filed with the SEC on March 14, 2005;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which we filed with the SEC on May 10, 2005, as amended on May 13, 2005, August 9, 2005 and November 8, 2005, respectively;

•	our Current Reports on Form 8-K, which we filed with the SEC on January 25, 2005, February 11, 2005, March 8, 2005, March 29, 2005, April 27, 2005, April 28, 2005, May 13, 2005, June 13, 2005, June 16, 2005, September 1, 2005, September 9, 2005, November 30, 2005, December 2, 2005, December 14, 2005, December 20, 2005, January 9, 2006, January 12, 2006 and January 24, 2006;

•	our Current Report on Form 8-K/A, which we filed with the SEC on January 27, 2006;

•	those portions of our definitive Proxy Statement for the 2005 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K; and

•	the description of our common stock contained in Amendment No. 5 to our Registration Statement on Form 10 (File No. 000-32651) filed on November 19, 2001.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering.

You may request a copy of these filings, at no cost, by writing, telephoning or emailing us as follows: Investor Relations, The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006, (212) 401-8700, email: investor.relations@nasdaq.com.

THE NASDAQ STOCK MARKET

We are a leading provider of securities listing, trading, and information products and services. Our revenue sources are diverse and include revenues from transaction services, market data products and services, listing fees, and financial products. We operate The Nasdaq Stock Market, the largest electronic equity securities market in the United States, both in terms of number of listed companies and traded share volume. We also operate The Nasdaq Market Center, which provides market participants with the ability to access, process, display and integrate orders and quotes for stocks listed on The Nasdaq Stock Market and other national stock exchanges. We manage, operate and provide our products and services in two business segments, our Issuer Services segment and our Market Services segment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2005(2)	2004(3)	2003(4)	2002	2001	2000(5)
Ratio of Earnings to Fixed Charges (1):	7.23	1.22	(2.48)	6.59	10.80	17.87
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	6.01	0.71	(1.73)	6.59	10.80	17.87

(1)	For purposes of this calculation, earnings are defined as pre-tax income from continuing operations before minority interests plus interest and related expenses. Fixed charges are the sum of interest and related expenses.

(2)	Includes costs of $17.9 million associated with Nasdaq’s 2005 cost reductions.

(3)	Includes costs of $62.6 million associated with Nasdaq’s 2004 cost reductions.

(4)	Includes costs of $97.9 million associated with Nasdaq’s strategic review in 2003.

(5)	Adjusted for cumulative effect of change in accounting principle of $169.0 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of The Nasdaq Stock Market, Inc. and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF COMMON STOCK

General

As of December 31, 2005, we are authorized to issue up to 300,000,000 shares of common stock. Mellon Investor Services is the transfer agent and registrar for our common stock. Shares of common stock are quoted on the Nasdaq National Market under the trading symbol “NDAQ.”

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that any person, other than NASD or any other person as may be approved for such exemption by the board of directors prior to the time such person owns more than 5% of the then outstanding shares of common stock, who otherwise would be entitled to exercise voting rights in respect of more than 5% of the then outstanding shares of common stock will be unable to exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of common stock. At any meeting of our stockholders, a majority of the votes entitled to be cast (currently, the common stock, Series D Preferred Stock and 3.75% convertible subordinated notes due 2012) will constitute a quorum for such meeting. Additionally, in response to the SEC’s concern about a concentration of our ownership, our exchange registration application includes a rule that, effective upon exchange registration, prohibits any member of Nasdaq or a person associated with such member from beneficially owning more than 5% of the outstanding shares of common stock.

Under the certificate of incorporation, our board of directors may waive the application of the 5% voting limitation to persons other than brokers, dealers, their affiliates, and persons subject to statutory disqualification under Section 3(a)(39) of the Exchange Act. In the event that the board of directors approves an exemption from the 5% voting limitation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the SEC with respect thereto, we have agreed to grant Hellman & Friedman and Silver Lake Partners, holders of our 3.75% convertible subordinated notes, a comparable exemption from such limitation and to use our best efforts to obtain SEC concurrence of such exemption. At our 2005 Annual Meeting of Stockholders, stockholders approved an amendment to the certificate of incorporation granting each of the holders of the convertible notes the right to vote with the holders of common stock and Series D Preferred Stock on matters submitted to a vote of stockholders, subject to the 5% voting limitation.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for them. In the event of liquidation, dissolution, or winding-up of Nasdaq, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. We have not declared or paid cash dividends on our common stock. We currently do not intend to pay any cash dividends on our common stock. Rather, we currently plan to retain any future earnings for funding our growth. Future dividends, if any, will be determined by our board of directors.

This summary is not meant to be complete. You should refer to the applicable provision of our charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

DESCRIPTION OF PREFERRED STOCK

The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for The Nasdaq Stock Market, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Nasdaq Stock Market, Inc. appearing in The Nasdaq Stock Market, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein), and The Nasdaq Stock Market, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein (which did not include an evaluation of the internal control over financial reporting of Toll Associates LLC), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Toll Associates LLC from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Toll Associates LLC as of December 31, 2004 and for the period September 7, 2004 through December 31, 2004, have been audited by Deloitte and Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference.

The audited historical consolidated financial statements of Instinet Group Incorporated included in Exhibit 99.1 of The Nasdaq Stock Market, Inc.’s Current Report on Form 8-K/A dated January 27, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Trustees’ Fees and Expenses		20,000
Printing and Engraving Fees and Expenses		150,000
Accounting Fees and Expenses		225,000
Legal Fees		500,000
Miscellaneous		25,000

Total		$920,000

#	Deferred in reliance on Rule 456(b) and 457(r)

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the certificate of incorporation of Nasdaq and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of The Nasdaq Stock Market, Inc. This description is intended only as a summary and is qualified in its entirety by reference to the certificate of incorporation and the DGCL.

The certificate of incorporation provides that Nasdaq shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 16. List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of January 2006.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Robert Greifeld
Name: Robert Greifeld
Title: President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of The Nasdaq Stock Market, Inc., a Delaware corporation (“the Company”), does hereby constitute and appoint David P. Warren and Joan C. Conley, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, prospectuses, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Greifeld Robert Greifeld	President and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2006

/s/ David P. Warren David P. Warren	Chief Financial Officer (Principal Financial Officer)	January 30, 2006

/s/ Ronald Hassen Ronald Hassen	Controller (Principal Accounting Officer)	January 30, 2006

* H. Furlong Baldwin	Chairman of the Board of Directors	January 30, 2006

* Michael Casey	Director	January 30, 2006

* Daniel Coleman	Director	January 30, 2006

* Jeffrey N. Edwards	Director	January 30, 2006

* Lon Gorman	Director	January 30, 2006

* Patrick Healy	Director	January 30, 2006

* Glen H. Hutchins	Director	January 30, 2006

* Merit E. Janow	Director	January 30, 2006

* John D. Markese	Director	January 30, 2006

* Thomas F. O’Neil	Director	January 30, 2006

* James S. Riepe	Director	January 30, 2006

* Arvind Sodhani	Director	January 30, 2006

* Thomas G. Stemberg	Director	January 30, 2006

* Mary Jo White	Director	January 30, 2006

* Deborah L. Wince-Smith	Director	January 30, 2006

By: /s/ David P. Warren David P. Warren Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for common stock, preferred stock warrants and debt securities*
3.1	Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. (“Nasdaq”) (previously filed with Nasdaq’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed on November 14, 2003).
3.2	By-Laws of Nasdaq (previously filed with Nasdaq’s Amendment No. 5 to Registration Statement on Form 10 (file number 000-32651) filed on November 16, 2001).
3.2.1	First Amendment to By-Laws of Nasdaq (previously filed with Nasdaq’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 31, 2003).
4.1	Form of Common Stock certificate (previously filed with Nasdaq’s Registration Statement on Form 10 (file number 000-32651) filed on April 30, 2001).
4.2	Form of Senior Indenture**
4.3	Form of Subordinated Indenture **
4.4	Form of any Senior Note with respect to each particular series of Senior Notes issued hereunder*
4.5	Form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder*
4.6	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*
4.7	Form of Debt Warrant Agreement*
4.8	Form of Debt Warrant Certificate*
4.9	Form of Stock Warrant Agreement*
4.10	Form of Stock Warrant Certificate*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
9.1	First Amendment to the Voting Trust Agreement, dated as of January 18, 2001, among The Nasdaq Stock Market, Inc., the National Association of Securities Dealers, Inc. and The Bank of New York (previously filed with Nasdaq’s Registration Statement on Form 10 (file number 000-32651) filed on April 30, 2001).
9.2	Second Amendment to the Voting Trust Agreement, dated as of July 18, 2002, among The Nasdaq Stock Market, Inc., the National Association of Securities Dealers, Inc., The Bank of New York and Mellon Investor Services, LLC (previously filed with Nasdaq’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002).
9.3	Third Amendment to Voting Trust Agreement among The Nasdaq Stock Market, Inc., National Association of Securities Dealers, Inc., and The Bank of New York, dated as of August 31, 2005 (attached as an exhibit to Nasdaq’s Current Report on Form 8-K, filed September 1, 2005).
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Ernst & Young LLP, independent accountants**
23.2	Consent of Deloitte & Touche LLP, independent accountants**
23.3	Consent of PricewaterhouseCoopers LLP, independent accountants**
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney**
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Senior Indenture**
25.2	Statement of Eligibility on Form T-1 of the Trustee under the Subordinated Indenture**

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.